EXHIBIT 10.2

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                            INVESTOR RIGHTS AGREEMENT

                            Dated as of June 1, 2001

                                      Among

                                CRAFTCLICK.COM, INC.,

                                 DUNGAVEL INC.,

                                 SCOTT R. SMITH,

                                       AND

                                 JOANN M. SMITH







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         INVESTOR RIGHTS AGREEMENT, dated as of June 1, 2001, between
CraftClick.com, Inc., a Delaware corporation (the "Corporation"), Dungavel, Inc., a company formed under the laws of the Bahamas ("Dungavel"), Joann M. Smith ("Joann") and Scott R. Smith ("Scott").

         WHEREAS, Dungavel is the principal stockholder of the Corporation;

         WHEREAS, to induce Dungavel to agree that the Corporation and Mobilepro Corp., a Delaware corporation, should effect a merger of Mobilepro with and into the Corporation, the Corporation and each of Joann and Scott, principal officers, directors and/or stockholders of Mobilepro, are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1. Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock, par value $.001, of the Corporation, as constituted on the date of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complimentary rule thereto.

         "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Section 2. Registration Rights.

         (a) Demand Registration. Commencing the earliest of the date that the Corporation raises $500,000 or more in gross proceeds from the sale of any equity or debt securities or receives financing of $500,000 or more or the date that is the one year anniversary of the effective date of the merger and ending on the five year anniversary of the effective date of the merger of the Corporation and Mobilepro ("Merger"), the Corporation, upon written demand by



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Dungavel ("Demand Notice"), agrees to register on no more than two occasions, all or any portion of the Common Stock then owned by Dungavel and issuable upon exercise of any outstanding warrants or options owned by Dungavel (together "Registrable Shares") as requested in the Demand Notice. Within thirty days after receipt of the Demand Notice, the Corporation will file a registration statement on any form then legally available therefore, with preference given to those forms of registrations statements that are "evergreen forms," covering the Registrable Shares, and the Corporation shall use its best efforts to have such registration statement declared effective as soon as possible thereafter.

             Notwithstanding the foregoing, if Dungavel agrees to pay one-half of the Corporation's fees and expenses of preparing the registration statement for any Registrable Shares pursuant to the demand registration right, then Dungavel may select counsel to act as special securities counsel for the Corporation and the Corporation agrees to engage that counsel to represent the Corporation for the purpose of preparing and filing the registration statement and taking all such other action to have the registration statement declared effective. The Corporation will not object unreasonably to the selection of counsel by Dungavel and will agree to cooperate with the counsel to the best of its ability.

             (i) Terms. The Corporation shall bear all fees and expenses of or related to registering the Registrable Shares, but Dungavel shall pay any and all underwriting commissions and the expenses of any legal counsel selected by Dungavel to represent it in connection with the registration and sale of the Registrable Shares. The Corporation agrees to use its best efforts to qualify or register the Registrable Shares in up to five states as are reasonably requested by Dungavel; provided, however, that in no event shall the Corporation be required to register the Registrable Shares in a state in which such registration would cause (i) the Corporation to be obligated to qualify to do business in such state, or would subject the Corporation to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Corporation to be obligated to escrow their shares of capital stock of the Corporation. The Corporation shall cause any registration statement filed pursuant to the demand right granted under Section 2(a) to remain effective for a period of not less than nine consecutive months from the effective date of such registration statement unless the registration statement is on Form S-3 or other "evergreen form", in which case the Corporation shall cause the registration statement to remain effective until all the Registrable Shares are sold. The Corporation will supply Dungavel with a reasonable number copies of the registration statements, preliminary prospectus and final prospectus as requested by Dungavel or its agents and at least one copy immediately after filing with the Commission.

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         (b) "Piggy-Back" Registration.

             (i) Dungavel, for so long as it holds any of the Registrable Shares, shall have the right for five years after the effective date of the Merger, to include all or any part of the Registrable Shares as part of any registration of securities filed by the Corporation (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent or successor forms); provided, however, that if, in the written opinion of the Corporation's managing underwriter or underwriters, if any, for such offering (the "Underwriter"), the inclusion of the Registrable Shares, when added to the securities being registered by the Corporation or the selling stockholder(s), will exceed the maximum amount of the Corporation's securities that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Corporation shall nevertheless register all or any portion of the Registrable Shares required to be so registered but such Registrable Shares shall not be sold by Dungavel for a period not to exceed 90 days ("Lock-Up") after the registration statement for such offering has become effective; and provided further that, if any securities are registered for sale on behalf of other stockholders who are officers, directors, or 1% beneficial stockholders of the Corporation in such offering and such stockholders have not agreed to defer such sale until the expiration of such Lock-Up period, the number of securities to be sold by all stockholders in such public offering during such Lock-Up period shall be apportioned pro rata among all such selling stockholders, including Dungavel, according to the total amount of securities of the Corporation proposed to be sold by said selling stockholders, including Dungavel.

             (ii) Terms. The Corporation shall bear all fees and expenses of or related to registering the Registrable Shares, but Dungavel shall pay any and all underwriting commissions and the expenses of any legal counsel selected by Dungavel to represent it in connection with the registration and sale of the Registrable Shares pursuant to Section 2(b)(i). In the event of such a proposed registration, the Corporation shall furnish Dungavel with not less than thirty days written notice prior to the proposed date of filing of such registration statement. Such notice to Dungavel shall continue to be given for each registration statement filed by the Corporation until such time as all of the Registrable Shares have been sold by Dungavel. Dungavel shall exercise the "piggy-back" rights provided for herein by giving written notice, within fifteen days of the receipt of the Corporation's notice of its intention to file a registration statement and indicate to the Corporation the number of Registrable Shares to be included in the registration statement. If the registration statement on which any Registrable Shares are registered is declared effective by the Commission, then the Corporation shall cause any registration statement filed pursuant to the "piggy-back" rights granted under Section 2(b) to remain effective for a period of not less than nine consecutive months from the effective date of such registration statement unless the registration statement

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is on Form S-3 in which case the Corporation shall cause the registration statement to remain effective until all the Registrable Shares are sold. Nothing in this Section 2(b) will prevent the Corporation from withdrawing the registration statement prior to its being declared effective. The Corporation will supply Dungavel with a reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as requested by Dungavel or its agents and at least one copy immediately after filing with the Commission.

         (c) Upon exercise of its rights provided in Sections 2(a) and 2(b) above, Dungavel shall furnish to the Corporation such written information as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration of the Registrable Shares.

         (d) The registration rights set forth in this Section 2 and the related indemnification rights set forth in Section 3, are transferable by Dungavel to any purchaser of the Registrable Shares in a transaction that is neither a public sale nor which results in the transfer of restricted or control shares to the transferee of Dungavel. The assignment of the registration rights does not require notice to or permission of the Corporation.

Section 3. Indemnification.

         (a) The Corporation shall indemnify Dungavel and its officers, directors, employees and agents and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls Dungavel or the underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from any registration statement on which are registered any Registrable Shares. Dungavel, as holder of the Registrable Shares to be sold pursuant to such registration statement, and its successors and assigns, shall indemnify the Corporation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which it may become subject under the Securities Act, the Exchange Act or otherwise, arising solely from information furnished by or on behalf of Dungavel, in writing, for specific inclusion in such registration statement.

         (b) If any action is brought against a party hereto, ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify


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Indemnifying Party in writing of the institution of such action and Indemnifying
Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. The Indemnifying Party shall have the right to approve the fee structure of such additional attorneys prior to their being employed, and during the engagement while being paid by the Indemnifying Party approval of the expenses of such additional attorneys, which approval shall not be unreasonably withheld or payment delayed. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

         (c) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by Dungavel exceed the profit, if any, earned by Dungavel as a result of the sale by it of the Registrable Shares.

         (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

Section 4. Board Members.

         (a) Upon execution of this Agreement, the number of members of the Board of Directors of the Corporation shall be confirmed by a resolution of the

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Board of Directors of the Corporation to be three members. Subject to the limitations set forth herein until the fifth anniversary of the Merger and so long as Dungavel directly or indirectly owns or has the right to acquire an aggregate of 2.5% or more of the issued and outstanding shares of Common Stock (subject to proportionate adjustment for any change in the capitalization of the Corporation, including but not limited to stock splits, stock dividends and stock combinations occurring after the date of Merger), regardless of the date acquired or to be acquired, Dungavel shall have the right to designate one person as a member of the Board of Directors ("Dungavel Member"). So long as Dungavel has the right to designate one member of the Board of Directors, the Corporation will take all such action as is necessary to have the person nominated and elected a director or create a vacancy on the Board of Directors and appoint such person to fill the vacancy.

         (b) To provide more fully for the enforcement of the right of Dungavel to have an appointee of Dungavel as a director of the Corporation, so long as Dungavel has the right set forth in Section 4(a), each of Joann and Scott, hereby agree to vote any shares of Common Stock or any other voting securities of the Corporation that have the right to vote either as owner or having the power to vote for any other reason in the election of directors of the Corporation for any designee of Dungavel. Each of Joann and Scott agree that if they do not vote any securities of the Corporation over which they have ownership or the right to vote for the designee of Dungavel, then Dungavel shall have the right to vote all of these securities as their proxy, such proxy being coupled with an interest as herein set forth for such designee, and if necessary, Dungavel also may seek any and all relief at law or equity, including but not limited to injunctive relief, as it may determine so as to obtain the full benefit of this right.

         (c) For so long as Dungavel has the right to one member of the Board of Directors, the Corporation agrees that it will not take any action that either increases or decreases the full number of directors on the Board of Directors as provided in Section 4(a) without the written consent of Dungavel, which consent may be with held for any reason by Dungavel as it decides in its sole discretion.

         (d) Upon submission to the Corporation of itemized receipts therefore, the Dungavel Member shall be entitled to reimbursement by the Corporation for all reasonable and required out-of-pocket travel related expenses incurred in attending meetings and for activities undertaken pursuant to board approval.

Section 5. Limitation on Securities Issuances

          (a) At any time prior to the fifth anniversary of the effective date of the Merger during any three month period, if the Corporation elects to sell or otherwise issue in one transaction or in any number of related or unrelated transactions (each hereinafter referred to as a "Transaction"), that number of

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shares of Common Stock or securities convertible at any time into a number of shares of Common Stock, where such aggregate number of shares of Common Stock is equal to or more than 2.5% of the outstanding shares of Common Stock immediately prior to the first Transaction in such three month period and (1) the per share sale price of the Common Stock or the per share conversion or exercise price for the Common Stock is less than the greater of either (i) $1.00 or (ii) the market price of a share of Common Stock on the date of the Transaction or (2) the securities are issued for a consideration other than cash or are exchanged for any property (for example, and without limitation, other securities, assets, services rendered or to be rendered or settlement of claims), then prior to the consummation of any such Transaction, the Corporation will obtain the written approval of Dungavel, which approval may be withheld for any reason in its sole discretion, regardless of the immediate and consequential effect on the Corporation or whether the reason is one that solely benefits Dungavel. Dungavel agrees that in respect of any request to approve a Transaction, it will respond to a request by the Corporation within 10 business days.

            (b) The Corporation agrees that it will take no action at any time prior to the fifth anniversary of the effective date of the Merger to create any class of securities or designate any preferred stock of the Corporation that has any right to elect any directors of the Corporation or the payment of any dividends whether in cash, property or securities, or that will or may be registered for offer and sale under the Securities Act, without the written approval of Dungavel, which approval may be withheld for any reason in its sole discretion.

         (c) The Corporation agrees that it will take no action at any time prior to the fifth anniversary of the effective date of the Merger, for so long as Dungavel directly or indirectly owns at least 2.5% of the issued and outstanding shares of Common Stock and/or the right to acquire at least 2.5% of the issued and outstanding shares of Common Stock (subject to proportionate adjustment for any change in the capitalization of the Corporation, including but not limited to, stock splits, stock dividends and stock combinations occurring after the date of the Merger), (i) to re-purchase for any consideration any Common Stock or securities convertible into Common Stock (other than the repayment of debt instruments with an initial maturity date of greater than one year which maturity may not be accelerated by the Corporation for any reason), (ii) to effect any recapitalization of the Common Stock that has either the effect of reducing the number of shares of Common Stock then outstanding or affecting any of the rights of the Common Stock, (iii) to declare any dividend on the Common Stock payable in securities of any kind of the Corporation, (iv) to declare a stock split of the Common Stock, or (v) to effect any merger, consolidation or combination of the Corporation with any other company or entity, unless in each of the five instances above, the Corporation or its successor in the case of a merger, consolidation or combination of the Corporation where the Corporation is not the surviving entity, issues to Dungavel three million shares of the common stock (or its equivalent) of the

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Corporation or surviving entity as such class exists immediately after the re-purchase, recapitalization, dividend or merger, consolidation or combination, and the Corporation or surviving entity takes all reasonable effort to register such securities for public resale as if the Dungavel had made a demand registration under Section 2(a) hereof, provided that such registration will not be considered one of the two demand registrations that Dungavel or its successors have under Section 2(a). The obligation to issue an additional three million shares of the common stock (or its equivalent) shall apply to each kind of above transaction whether in combination or successively. Notwithstanding the above, if the Corporation obtains the written consent of Dungavel to any of the transactions listed above in this Section 5(c), then the Corporation will not have to issue the additional three million post-transaction securities to Dungavel.


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Section 6. Right of First Refusal; Tag Along Rights

          (a) At any time during the five years after the effective date of the Merger, so long as Dungavel is a stockholder of the Corporation, in the event Joann or Scott (an "Insider") shall elect to sell all or any portion of the issued and outstanding Common Stock owned by such Insider for cash or notes, to unaffiliated third parties other than in an open market transaction through a registered broker dealer ("Insider Sale"), Dungavel will have the right to purchase on the same terms as the proposed Insider Sale, all of such shares of Common Stock being offered in the proposed Insider Sale. The Insider shall give notice to Dungavel in writing ("Insider Notice") at least twenty business days prior to the proposed closing date of such proposed Insider Sale. The Insider Notice shall describe in reasonable detail the proposed terms of the Insider Sale including, without limitation, the number of shares of Common Stock to be sold ("Insider Shares"), the nature of such sale, the consideration to be paid, and the name and address of the Purchasers ("Purchaser"). Upon receipt of the Insider Notice, Dungavel shall have the right, but not the obligation, exercisable by written notice to the Insider within ten business days after receipt of the Insider Notice, to indicate to the Insider its desire to purchase that amount of shares of Common Stock as set forth therein on the same terms and conditions as the proposed Insider Sale. If Dungavel elects to purchase the Insider Shares, the closing for such shares will be at a time mutually agreed upon by the parties, but no later than 45 days after Dungavel's receipt of the Insider Notice.

          (b) In the event Dungavel does not exercise its right of first refusal as to all of the Insider Shares as set forth in Section 6(a) above, then Dungavel shall have the right, upon notification to the Insider within ten business days after receipt of the Insider Notice, to participate pro rata in the sale of Insider Shares on the same terms and conditions as set forth in the Insider Notice; which pro rata amount will be determined by reference to the amount of shares the Insider and Dungavel each own at the time of the sale on a fully diluted basis. To the extent that Dungavel elects to exercise its right of co-sale as provided herein, the number of Insider Shares that the Insider may sell in the proposed Insider Sale shall be correspondingly reduced.

             (i) Dungavel must effect its participation in the Insider Sale by promptly delivering to the Corporation for transfer to the Purchaser one or more certificates, properly endorsed for transfer, which represent:

                 (A) the type and number of shares of Common Stock that Dungavel elects to sell; or

                 (B) that number of securities that are at that time are convertible into the number of shares of Common Stock for no additional consideration that Dungavel elects to sell. But, if the Purchaser objects to the

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delivery of such convertible securities in lieu of Common Stock, then Dungavel will convert the convertible securities into Common Stock and deliver Common Stock as provided herein. The Corporation will make any conversion concurrent with Dungavel's actual transfer of the shares to the Purchaser and contingent on the transfer.

         The stock certificate that Dungavel delivers to the Purchaser under
Section 6(b)(i)(B) will be transferred to the Purchaser in consummation of the sale of the Insider Shares under the terms and conditions specified in the Insider Notice, and the Purchaser will concurrently remit to Dungavel that portion of the sale proceeds to which Dungavel is entitled by reason of its participation in the sale. If any Purchaser prohibits an assignment or otherwise refuses to purchase shares or other securities from Dungavel exercising its rights of co-sale hereunder, the Insider may not sell to the Purchaser any Insider Shares unless and until, simultaneously with such sale, the Purchaser will purchase such shares or other securities from Dungavel for the same consideration and on the same terms and conditions as set forth in the Insider Notice.

Section 7. Information Rights.

         For so long as Dungavel directly or indirectly owns at least 2.5% of the issued and outstanding shares of Common Stock and/or the right to acquire at least 2.5% of the issued and outstanding shares of Common Stock (subject to proportionate adjustment for any change in the capitalization of the Corporation, including but not limited to, stock splits, stock dividends and stock combinations occurring after the date of the Merger), Dungavel will be entitled to request and to receive from the Corporation monthly and quarterly unaudited financial statements within a commercially reasonable time after the end of each month and quarter, but no later than 30 days after month end or 45 days after quarter end and annual audited financial statements within 90 days after the end of each fiscal year. Dungavel will be entitled to receive copies of the annual budget (and revised annual budgets) and any business plan as may be prepared by the Corporation from time to time, upon execution of a confidentiality agreement.


Section 8. Assignment; Parties in Interest.

         This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns (it being understood that this Agreement or portion thereof may be assigned by Dungavel without prior notice to or the prior written consent of the Corporation).

Section 9. Miscellaneous.

         (a) Termination. This Agreement shall terminate and be of no further force or effect on the fifth anniversary of the effective date of the Merger.

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The indemnification provisions of Section 3 and this Section 9 shall survive the termination of this Agreement.

         (b) Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

         (c) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

         (d) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth below. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

                  If to Dungavel:
                           David Mackie, Director
                           Chancery Corporate Services Limited
                           Chancery Court
                           The Mall
                           P.O. Box F-42643
                           Freeport, Bahamas
                           Fax:     242 351-4050
                           Tel:     242 351-4025

                  With a copy to:
                           ZDG Investments, Ltd.
                           c/o 141 Adelaide Street, Suite 1004
                           Toronto, Ontario, Canada M5H 3L5
                           Fax:     416 628-5284
                           Tel:     416 628-5251

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                  If to the Corporation:
                           P.O. Box 2156
                           Crystal Lake, IL 60039-2156

                  If to Scott R. Smith or Joann M. Smith:
                           P.O. Box 2156
                           Crystal Lake, IL 60039-2156

         (e) Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing signed by the parties affected.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (g) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         (h) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

         (j) Each of the parties hereto agrees that (1) any suit, action or proceeding arising out of or relating to this Agreement against a United States citizen or resident shall be instituted in any court sitting in the State of Illinois and against any non-United States citizen or resident in the county of their citizenship or residence or, in the alternative, the Province of Ontario, Canada, (2) they waive any objection to the venue of the suit, action or proceeding and the right to assert that such forum is not a convenient forum for

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such suit, action or proceeding, and (3) they each consent to the jurisdictions of the courts as specified in such section (1) above in any such suit, action or proceeding by certified mail to their address which mail service will be deemed effective service of process in any suit, action or proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        CRAFTCLICK.COM, INC.

                                                /s/ Howard Geisler
                                        By:_________________________________
                                            Name:  Howard Geisler
                                            Title:  President


                                        DUNGAVEL, INC.

                                                /s/ David Mackie
                                        By:_________________________________
                                            David Mackie,
                                            Authorized Signatory

                                        Scott R. Smith

                                                /s/ Scott R. Smith
                                        -------------------------------------


                                        Joann M. Smith

                                                /s/ Joann M. Smith
                                        -------------------------------------




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